UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8‑K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2017

Dominion Energy, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant's Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This report amends the Current Report on Form 8-K dated May 10, 2017 (the Original Filing) filed by Dominion Energy, Inc. (the Company) reporting final voting results of the 2017 Annual Meeting of Shareholders (the Annual Meeting) held on May 10, 2017. The sole purpose of this amendment is to disclose, pursuant to Item 5.07(d) of Form 8-K, how frequently the Company will conduct future shareholder advisory votes on the approval of executive compensation (say on pay).

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 10, 2017, the Company held its Annual Meeting. At the Annual Meeting, shareholders, among other actions, conducted an advisory vote of the frequency of future advisory say on pay votes. As reported in the Original Filing, a majority of the votes cast on this proposal were cast in favor of holding such advisory vote annually. In light of the results of the advisory vote on the frequency of say on pay votes, the Company will continue to hold an advisory say on pay vote annually until the next shareholder vote on the frequency of future say on pay advisory votes.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Executive Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Date:  October 2, 2017